UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2011

ARYX THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33782	77-0456039
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6300 Dumbarton Circle Fremont, California	94555
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 585-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2011, David Beier, Lars Ekman, Herm Rosenman  and Paul Sekhri resigned as members of our board of directors, or the Board, including from their respective memberships on the committees of the Board, effective immediately.  The resignations of Dr. Ekman and Messrs. Beier, Rosenman and Sekhri were not the result of any disagreement with us on any matter relating to our operations, policies or practices, or regarding the general direction of our company.

Item 8.01.  Other Events.

The U.S Food and Drug Administration, or FDA, has preliminary notified us that there will be an additional delay by the FDA in providing guidance regarding the special protocol assessment, or SPA, we submitted for our gastrointestinal product candidate, naronapride.  The FDA was initially to respond to our request for the SPA by November 5, 2010 but informed us at the time that the response would be delayed until the end of March 2011. The FDA has now indicated that we will likely not receive a response on our SPA until July 2011 at the earliest. Due to the delay in receiving guidance from the FDA and the lack of clarity as to the path forward for the development of naronapride, on March 3, 2011, we were advised by our existing principal and potential new investors that were contemplating a potential financing arrangement for our company  that they would not be participating in any future funding of our company.

As a consequence, on March 3, 2011, the Board determined that continued operations of ARYx is not possible due to our limited current cash resources and the lack of any additional funding options, and authorized our management to cooperate with our secured creditors to effect an orderly wind-down of our operations immediately. Absent the cooperation and agreement of our secured creditors to effect an orderly wind-down of our operations and disposition of our assets, the Board authorized and directed management to proceed with the filing by us of a voluntary petition for bankruptcy under the provisions of Chapter 7 of the U.S. Bankruptcy Code.

On March 9, 2011, we issued a press release related to the matters covered by this Current Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 8.01.

Item 9.01       Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release, dated March 9, 2011, entitled “ARYx Therapeutics Informed of Additional Delay by FDA and Begins Wind-Down of Operations.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  March 9, 2011

ARYX THERAPEUTICS, INC.

By:	/s/ David Nagler
David Nagler
Vice President, Corporate Affairs and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated March 9, 2011, entitled “ARYx Therapeutics Informed of Additional Delay by FDA and Begins Wind-Down of Operations.”